                                                                   Exhibit 3(ix)

                           AMENDED AND RESTATED BYLAWS

                                       OF

                          SYNOVA HEALTHCARE GROUP, INC.

                 (F/K/A ADVANCED GLOBAL INDUSTRIES CORPORATION)

                             (A NEVADA CORPORATION)

                                    _________


                                   ARTICLE I
                                   ---------

                                  STOCKHOLDERS
                                  ------------

         1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Nevada ("General Corporation Law"). If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, a facsimile of the signature of the officers, the transfer agent or the transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

         Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         2. FRACTIONAL SHARE INTERESTS. The corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may proceed in the manner prescribed by the provisions of Section
78.205 of the General Corporation Law.

         3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

         4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders applies to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The directors must fix a new record date if the meeting is adjourned to a date more than sixty days later than the date set for the original meeting.

         5. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the articles of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the articles of incorporation.

         6. STOCKHOLDER MEETINGS.

                  a. TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

                  In the event that the annual meeting is not held within thirteen months after the date of the preceding annual meeting, a stockholder may apply to the district court in the county in Nevada where the corporation's principal office is located or, if the corporation has no principal office in Nevada, to the district court of the county in which the corporation's registered office is located to seek an order that a special meeting of the stockholders be held.

                  b. PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix.

                  c. CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

                  d. NOTICE OR WAIVER OF NOTICE. Notice of all meetings shall be in writing and signed by the Chief Executive Officer, the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors may designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place where, it is to be held. A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and if notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

                  e. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Executive Officer, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

                  f. PROXY REPRESENTATION. At any meeting of stockholders, any stockholder may designate another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section
78.355 of the General Corporation Law.

                  g. INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                  h. QUORUM. A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum at a meeting of stockholders for the transaction of business unless under the corporation's articles of incorporation or the General Corporation Law the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.

                  i. VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect the directors. Any other action is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the General Corporation Law, the corporation's articles of incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ballot shall not be required for any other action. Cumulative voting shall not be permitted in the election of directors or for any other purpose.

                  Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar method of communication by which all persons participating in the meeting can hear each other.

         7. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as may otherwise be provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting under the corporation's articles of incorporation or the General Corporation Law, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

                                   ARTICLE II
                                   ----------

                                    DIRECTORS
                                    ---------

         1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase "whole Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. Each director must be at least 18 years of age. A director need not be a stockholder or a resident of the State of Nevada. The number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors. The number of directors may be increased or decreased by action of the stockholders or of the directors.

         3. ELECTION AND TERM. Directors may be elected in the manner prescribed by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada. The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an election of directors by stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         Nominations for directors to be elected may be made at a meeting of stockholders only by (i) the Board of Directors (or any committee thereof), or
(ii) a stockholder of the corporation entitled to vote for the election of directors at the meeting. Notwithstanding the foregoing, at any time prior to the election of directors at a meeting of stockholders, the Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated as set forth above and who, for any reason, becomes unavailable for election as a director.

         Nominations by stockholders for directors to be elected at a meeting of stockholders and which have not been previously approved by the Board of Directors must be submitted to the Secretary of the corporation in writing, either by personal delivery, nationally recognized express mail or United States mail, postage prepaid, not later than (i) with respect to an election to be held, or a proposal to be considered, at an annual meeting of stockholders, the latest date upon which stockholder proposal must be submitted to the corporation for inclusion in the corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such nomination or proposal shall set forth: (i) the name and address of the stockholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal submitted; (ii) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted; (iii) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made, or the proposal was submitted, by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy statement of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. All late nominations and proposals shall be rejected.

         4. MEETINGS.

                  a. TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  b. PLACE. Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

                  c. CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Executive Officer, if any, the President, or of a majority of the directors in office.

                  d. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

                  e. QUORUM AND ACTION. A majority of the directors then in office, at a meeting duly assembled, shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the articles of incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the General Corporation Law, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

                  Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other. Participation in a meeting by said means constitutes presence in person at the meeting.

                  f. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

         6. COMMITTEES. Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine. Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp. Each committee must include at least one director. The Board of Directors may appoint natural persons who are not directors to serve on committees.

         7. WRITTEN ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.

                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------

         1. OFFICES. The corporation must have a Chief Executive Officer, a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such titles as the resolution choosing them shall designate. Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

         2. QUALIFICATIONS. Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a director.

                  Any person may hold two or more offices, as the directors may determine.

         3. TERM OF OFFICE. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen or until his resignation or removal before the expiration of his term.

                  Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

                  Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

         4. DUTIES AND AUTHORITY. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

         5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have supervision and control of, and responsibility for, the general management and operations of the corporation, and shall have final authority in all corporate matters, subject to the direction and supervision of the Board of Directors. The Chief Executive Officer shall also have such other authority and shall perform such other duties as set forth in these Bylaws, or, to the extent consistent with the Bylaws, such other authorities and duties as prescribed by the Board.

         6. PRESIDENT. Subject to the direction and supervision of the Board of Directors and the Chief Executive Officer, the President shall have supervision and control of, and responsibility for, general management of the corporation. The President shall have such additional authority and duties as are appropriate and customary for the office of President, except as the same may be expanded or limited by the Board of Directors or the Chief Executive Officer from time to time.

         7. VICE PRESIDENT. Any Vice President shall assist the Chief Executive Officer and President and shall perform such duties as may be assigned to him by the Chief Executive Officer or President or by the Board of Directors. In the absence of the Chief Executive Officer and President, the Vice President, if any (or, if more than one, the Vice Presidents in the order designated by the Board of Directors, or if the Board makes no such designation, then the Vice President designated by the Chief Executive Officer, or if neither the Board nor the President makes any such designation, the senior Vice President as determined by first election to that office), shall have the powers and perform duties of the President.

         8. SECRETARY. The Secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the stockholders and the Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation, and a record of all waivers of notice of meetings of stockholders and of the Board of Directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors, (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all stockholders in a form that permits preparation of a list of stockholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each stockholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (v) maintain at the corporation's principal office the originals or copies of the corporation's articles of incorporation, Bylaws, minutes of all stockholders' meetings and records of all action taken by stockholders over the past three years, (vi) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (vii) authenticate records of the corporation, and (viii) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary. The directors and/or stockholders may however respectively designate a person other than the Secretary or Assistant Secretary to keep the minutes of their respective meetings.

                  Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

         TREASURER. The Treasurer shall be the principal financial officer of the corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the Board of Directors. Subject to the limits imposed by the Board of Directors, he shall receive and give receipts and acquittances for money paid in on account of the corporation, and shall pay out of the corporation's funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the Treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Nevada General Corporation Law, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the Chief Executive Officer, the President and the Board of Directors statements of account showing the financial position of the corporation and the results of its operations. The Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

                                   ARTICLE IV
                                   ----------

                               REGISTERED OFFICE
                               -----------------

         The corporation shall maintain at its registered office a copy, certified by the Secretary of State of the State of Nevada, of its articles of incorporation, and all amendments thereto, and a copy, certified by the

Secretary of the corporation, of these Bylaws, and all amendments thereto. The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

                                   ARTICLE V
                                   ---------

                                 INDEMNIFICATION
                                 ---------------

         1. GENERAL. Every person who was or is a director, officer, employee or agent of the corporation or of any other corporation, partnership, joint venture, trust or other enterprise in which he served as such at the request of the corporation and in which the corporation owned or owns stocks or other beneficial or legal interests or of which the corporation is a creditor, may be indemnified by the corporation to the fullest extent allowed by the General Corporation Law, as amended from time to time, against any and all liability and reasonable expense (which terms include, but are not limited to, counsel fees, disbursements and the amount of judgments, fines and penalties against, and amounts paid in settlement by, such person) incurred by him in connection with or resulting from any civil or criminal claim, action, suit or proceeding, whether brought by or in the right of the corporation or such other corporation, partnership, joint venture, trust or enterprise, in which he may be involved as a party or otherwise by reason of his being or having been such director, officer or employee if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in a criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or that he had reasonable cause to believe his conduct was unlawful. Indemnification in the specific case, and only upon a determination that the person claiming indemnification met the applicable standards of conduct set forth herein. Such determination shall be made in the manner provided by the Nevada General Corporation Law.

         2. ADVANCING EXPENSES. Expenses incurred in connection with a claim, suit or proceeding may be paid by the corporation in advance of the final disposition thereof if authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of a person who may be entitled to indemnification to repay such expenses unless he is ultimately determined to be entitled to indemnification.

         3. OPTIONAL INDEMNIFICATION. The corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article.

         4. WITNESS EXPENSES. The sections of this Article V do not limit the corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been made or named as a defendant or respondent in the proceeding.

                                   ARTICLE VI
                                   ----------

                                    INSURANCE
                                    ---------

         By action of the Board of Directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article V or applicable law. Any such insurance may be procured from any insurance company designated by the Board of Directors of the corporation, whether such insurance company is formed under the laws of Nevada or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

                                  ARTICLE VII
                                  -----------

                       ACQUISITION OF CONTROLLING INTEREST
                       -----------------------------------

         Pursuant to Nevada Revised Statutes Section 78.378(1), the Corporation elects not to be governed by the provisions of Nevada state law applicable to the acquisition of a controlling interest in the stock of the Corporation, as set forth in Nevada Revised Statutes Sections 78.378 to 78.3793.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

         1. CORPORATE SEAL OR STAMP. The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

         2. FISCAL YEAR. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

         3. CONTROL OVER BYLAWS. The power to amend, alter, and repeal these Amended and Restated Bylaws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.


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


         4. RECEIPT OF NOTICES BY THE CORPORATION. Notices, stockholder writings consenting to action, and other documents or writings shall be deemed to have been received by the corporation when they are actually received: (1) at the registered office of the corporation in Nevada; (2) at the principal office of the corporation (as that office is designated in the most recent document filed by the corporation with the Secretary of State for Nevada designating a principal office) addressed to the attention of the Secretary of the corporation; (3) by the Secretary of the corporation wherever the Secretary may be found; or (4) by any other person authorized from time to time by the Board of Directors, the Chief Executive Officer or the President to receive such writings, wherever such person is found.

         5. GENDER. The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

         6. CONFLICTS. In the event of any irreconcilable conflict between these Bylaws and either the corporation's articles of incorporation or applicable law, the latter shall control.

         7. DEFINITIONS. Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definitions as in the Nevada General Corporation Law.



         I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended and Restated Bylaws of Synova Healthcare Group, Inc., a Nevada corporation, as in effect on the date hereof.

         WITNESS my hand and the seal or stamp of the corporation.


Dated:

                                         /s/ David J. Harrison
                                         --------------------------------------
                                         SECRETARY

CORPORATE SEAL



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